EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS FEBRUARY 2007

OPERATIONAL PERFORMANCE

HOUSTON, March 1, 2007 - Continental Airlines (NYSE: CAL) today reported a February consolidated (mainline plus regional) load factor of 77.0 percent, 1.0 point above the February 2006 consolidated load factor, and a mainline load factor of 77.1 percent, 1.0 point above the February 2006 mainline load factor.  Both load factors were records for the month.  In addition, the carrier reported a domestic mainline load factor of 80.7 percent, 0.3 points below February 2006, and an international mainline load factor of 73.2 percent, 2.7 points above February 2006.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 73.7 percent and a February mainline completion factor of 99.4 percent.

In February 2007, Continental flew 6.5 billion consolidated revenue passenger miles (RPMs) and 8.4 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 7.6 percent and a capacity increase of 6.2 percent as compared to February 2006. In February 2007, Continental flew 5.8 billion mainline RPMs and 7.5 billion mainline ASMs, resulting in a mainline traffic increase of 8.1 percent and a 6.6 percent increase in mainline capacity as compared to February 2006. Domestic mainline traffic was 3.2 billion RPMs in February 2007, up 5.8 percent from February 2006, and domestic mainline capacity was 4.0 billion ASMs, up 6.2 percent from February 2006.

For February 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 1.5 percent and 2.5 percent compared to February 2006, while mainline passenger RASM is estimated to have increased between 3.0 and 4.0 percent compared to February 2006. For January 2007, consolidated passenger RASM increased 2.7 percent compared to January 2006, while mainline passenger RASM increased 4.4 percent from January 2006.

February 2007 sales at continental.com increased 20 percent over February 2006.

Continental's regional operations had a record February load factor of 75.5 percent, 0.5 points above the February 2006 load factor. Regional RPMs were 721.6 million and regional ASMs were 955.2 million in February 2007, resulting in a traffic increase of 4.0 percent and a capacity increase of 3.3 percent versus February 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 150 domestic and 136 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 44,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
FEBRUARY	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	3,194,291	3,019,661	5.8	Percent

International	2,561,592	2,305,985	11.1	Percent
Transatlantic	1,140,743	991,344	15.1	Percent
Latin America	877,064	800,800	9.5	Percent
Pacific	543,785	513,841	5.8	Percent

Mainline	5,755,883	5,325,646	8.1	Percent
Regional	721,605	693,857	4.0	Percent
Consolidated	6,477,488	6,019,503	7.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,959,221	3,728,250	6.2	Percent

International	3,501,421	3,272,283	7.0	Percent
Transatlantic	1,633,576	1,464,979	11.5	Percent
Latin America	1,122,688	1,064,388	5.5	Percent
Pacific	745,157	742,916	0.3	Percent

Mainline	7,460,642	7,000,533	6.6	Percent
Regional	955,222	924,884	3.3	Percent
Consolidated	8,415,864	7,925,417	6.2	Percent
PASSENGER LOAD FACTOR
Domestic	80.7 Percent	81.0 Percent	-0.3	Points

International	73.2 Percent	70.5 Percent	2.7	Points
Transatlantic	69.8 Percent	67.7 Percent	2.1	Points
Latin America	78.1 Percent	75.2 Percent	2.9	Points
Pacific	73.0 Percent	69.2 Percent	3.8	Points

Mainline	77.1 Percent	76.1 Percent	1.0	Point
Regional	75.5 Percent	75.0 Percent	0.5	Points
Consolidated	77.0 Percent	76.0 Percent	1.0	Point
ONBOARD PASSENGERS
Mainline	3,649,358	3,456,431	5.6	Percent
Regional	1,304,077	1,230,971	5.9	Percent
Consolidated	4,953,435	4,687,402	5.7	Percent
CARGO REVENUE TON MILES (000)
Total	81,073	83,798	-3.3	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	6,551,855	6,223,330	5.3	Percent

International	5,463,647	4,996,051	9.4	Percent
Transatlantic	2,445,082	2,154,097	13.5	Percent
Latin America	1,856,556	1,706,821	8.8	Percent
Pacific	1,162,009	1,135,133	2.4	Percent

Mainline	12,015,502	11,219,381	7.1	Percent
Regional	1,481,244	1,426,892	3.8	Percent
Consolidated	13,496,746	12,646,273	6.7	Percent
AVAILABLE SEAT MILES (000)
Domestic	8,258,177	7,819,302	5.6	Percent

International	7,353,445	6,898,968	6.6	Percent
Transatlantic	3,425,590	3,075,610	11.4	Percent
Latin America	2,348,122	2,244,177	4.6	Percent
Pacific	1,579,733	1,579,181	0.0	Percent

Mainline	15,611,622	14,718,270	6.1	Percent
Regional	2,005,622	1,932,605	3.8	Percent
Consolidated	17,617,244	16,650,875	5.8	Percent
PASSENGER LOAD FACTOR
Domestic	79.3 Percent	79.6 Percent	-0.3	Points

International	74.3 Percent	72.4 Percent	1.9	Points
Transatlantic	71.4 Percent	70.0 Percent	1.4	Points
Latin America	79.1 Percent	76.1 Percent	3.0	Points
Pacific	73.6 Percent	71.9 Percent	1.7	Points

Mainline	77.0 Percent	76.2 Percent	0.8	Points
Regional	73.9 Percent	73.8 Percent	0.1	Points
Consolidated	76.6 Percent	75.9 Percent	0.7	Points
ONBOARD PASSENGERS
Mainline	7,506,463	7,164,530	4.8	Percent
Regional	2,658,615	2,528,504	5.1	Percent
Consolidated	10,165,078	9,693,034	4.9	Percent
CARGO REVENUE TON MILES (000)
Total	161,124	164,118	-1.8	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
FEBRUARY	2007	2006	Change
On-Time Performance [1]	73.7%	71.0%	2.7	Points
Completion Factor [2]	99.4%	98.4%	1.0	Point
January 2007 year-over-year consolidated RASM change			2.7	Percent
January 2007 year-over-year mainline RASM change			4.4	Percent
February 2007 estimated year-over-year consolidated RASM change			1.5-2.5	Percent
February 2007 estimated year-over-year mainline RASM change			3.0-4.0	Percent
February 2007 estimated average price per gallon of fuel, including fuel taxes			1.85	Dollars
First Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			1.92	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
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